Exhibit 10.18

SECOND AMENDMENT TO LEASE AGREEMENT

This SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of August [], 2024 (“Effective Date”), by and between 10701 Idaho Owner, LLC, a Delaware limited liability company (“Landlord) and Faraday&Future Inc., a California corporation (“Tenant”).

RECITALS:

A.Landlord and Tenant are parties to that certain Lease Agreement dated as of October 19, 2023 (as amended, the “Lease”), under which Tenant currently leases from Landlord the Premises as more particularly set forth in the Lease. Performance of the obligations under the Lease are guaranteed by Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Guarantor”).

B.Tenant has requested that Landlord treat and pay for 100% of certain Category 2 Improvements, rather than the 33.33% thereof as set forth in the Lease.

C.Landlord and Tenant desire to amend certain provisions of the Lease, as more particularly set forth in this Amendment.
AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.Recitals Incorporated. The recitals set forth above are incorporated by this reference and shall be deemed terms and provisions hereof with the same force and effect as if fully set forth in this Section 1.

2.Defined Terms. Capitalized terms that are used but not defined in this Amendment shall be deemed to have the meanings given to such terms in the Lease.

3.Amendment to Paragraph 26.1. Paragraph 26.1 of the Lease is hereby amended and restated to read as follows:

“Subject to the terms and conditions hereof, Tenant (a) shall (subject to Landlord funding the Category 1 Improvements as and to the extent required below) cause the completion of the “Category 1 Improvements” (as defined in the “Work Letter” attached as Exhibit “B”) with Landlord agreeing to fund the cost of the roof replacement in an amount not to exceed Ten Million and No/100 Dollars ($10,000,000.00); and (b) may undertake the “Category 2 Improvements” (as defined in the Work Letter) with Landlord agreeing to fund up to a maximum amount of Twelve Million and No/100 Dollars ($12,00,000.00) less the actual cost of the Category 1 Improvements (the “Category 2 Landlord Improvement Amount”) in respect thereof (for the avoidance of doubt, Landlord’s funding obligations in respect of any Category 1 Improvements or Category 2 Improvements shall not exceed, without consent of Landlord, $12,000,000 in the aggregate); provided, however, that (i) with respect to such Category 2 Improvements, to the extent that Tenant has not commenced the same within a reasonable period of time following the commencement of the Term, Landlord may commence the same, (ii) with respect to such Category 2 Improvements, Landlord shall be under no obligation to fund any Category 2 Landlord

Improvement Amounts unless and until Tenant provides evidence that it has funded SixtySix and Two-Thirds percent (66.67%) of the required funding for any applicable Category 2 Improvements prior to or simultaneous with Landlord’s payment (which Tenant’s funding may have occurred prior to the Effective Date), and (iii) to the extent that Landlord funds amounts for a Category 1 Improvement in excess of its obligations therefor, the amount (and percentage) that Landlord must fund in respect of a Category 2

Improvement shall decrease on a dollar for dollar basis (and vice versa), with Tenant responsible for any additional amounts. The amounts to be funded by Landlord pursuant to this Paragraph 26.1 are referred to as the “Tenant Improvement Costs”, and shall be funded pursuant to, and subject to all the conditions contained in, the Work Letter. Notwithstanding anything herein to the contrary, Landlord shall have no obligation to fund (I) any Category 1 Improvements if a Material Default, Bankruptcy Default, or Event of Default under this Lease then exists and is continuing (but Landlord shall be obligated to fund such Category 1 Improvements, in accordance with the provisions of this Lease, if any default (other than an Event of Default, Material Default or a Bankruptcy Default) under this Lease then exists and is continuing and Tenant has provided Landlord notice thereof and the actions that Tenant has taken or proposes to take with respect thereto), and (II) any Category 2

Improvements if any default or Event of Default (including without limitation a Material Default or Bankruptcy Default) under this Lease then exists and is continuing; provided, however, that, notwithstanding any default by Tenant hereunder (including, without limitation, any Material Default) other than a Bankruptcy Default, solely to the extent that Landlord funding such Category 1 Improvements or Category 2 Improvements would cure such default, Landlord shall be obligated to cure the same. As used solely in this Paragraph 26.1, (1) “Material Default” means a default by Tenant under this Lease that (i) would require the expenditure of an amount greater than the then-current amount of monthly Base Rent to cure, or (ii) is a default by Tenant of its obligation to pay Base Rent or Project Expenses under this Lease, and (2) “Bankruptcy Default” means (i) the filing of an involuntary bankruptcy petition against Tenant or any legal action is commenced against Tenant which would constitute a default under Paragraph 21 of the Lease if not dismissed or vacated or (ii) a default by Tenant under Paragraph 21 of this Lease (including, without limitation, the filing of a voluntary bankruptcy petition by Tenant).”

4.Amendment to Schedule 1 of Exhibit “B”. Schedule 1 of Exhibit “B” is hereby replaced in its entirety with Schedule 1 attached hereto.

5.Release of Landlord. Tenant and its employees, agents, officers, directors, affiliates, members, and/or managers hereby release Landlord from any claims, disputes, crossclaims, counterclaims, right of setoff related to or arising out of the Lease as of the Effective Date, whether known or unknown. In entering into this Amendment, Tenant hereby acknowledges that it has read and understands Section 1542 of the California Civil Code, which states: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Tenant hereby expressly waives and relinquishes all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims.

6.Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument. This Amendment may be signed electronically (such as via DocuSign or similar software), and delivery by email of pdf copies of signatures will be deemed delivery of original signatures.

7.Entire Agreement. This Amendment and the Lease contain the entire agreement between Landlord and Tenant with respect to Tenant’s leasing of the Premises. Except for the Lease and this Amendment, no prior agreements or understandings with respect to the Premises shall be valid or of any force or effect.

8.Lease In Full Force and Effect. Except as modified by this Amendment, all of the terms, conditions, agreements, covenants, representations, warranties and indemnities contained in the Lease remain in full force and effect. This Amendment and the Lease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall, in all instances, control and prevail.

(EXECUTION PAGE FOLLOWS)

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

“LANDLORD”

10701 IDAHO OWNER, LLC
10701 IDAHO OWNER, LLC
By: Hanford REIT Associates, LLC, its sole member
By: Hanford REIT Investors, LLC, its managing member
By: Maritime Management, LLC, its Manager

By:	/s/ Richard. B Fried
Name:	Richard. B Fried
Title:	Authorized Signatory
Date of Signature:	September 4, 2024

“TENANT”

FARADAY & FUTURE, INC.

By:	/s/ Matthias Aydt
Name:	Matthias Aydt
Title:	Global Chief Executive Officer
Date of Signature:	August 27, 2024

APPROVED AND ACKNOWLEDGED BY:

“GUARANTOR”

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Matthias Aydt
Name:	Matthias Aydt
Title:	Global Chief Executive Officer
Date of Signature:	August 27, 2024

SCHEDULE 1

TENANT IMPROVEMENTS AND CATEGORIES

Description	Cost
Category 2
Smoke and Heat Vents	$121,461
Storm Drain	$97,975
Sanitary Installation	$584,627
Provide Corrections to Lift Station	$150,000
BK Line Sanitary Re-Routh for Sink West of Conference Rooms	$20,000
RFI 129 Slopes WH to Paint and VA	$50,000
Exterior Sanitary Corrections and Grade Work	$524,319
Fire Alarm Procurement and Installation Body, WH, VA	$4,500,000
Electrical for Lights Warehouse, Vehicle Assembly, Water Test, Emergency Lights, Concrete Bumpout, Min Restrooms According to Code	$1,500,000
City Offsite Improvements (Idaho Road) – Bond	$7,000,000
Category 1
Roof	$10,000,000
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